                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            H.F. AHMANSON & COMPANY
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                       [LOGO OF H.F. AHMANSON & COMPANY]
                             4900 RIVERGRADE ROAD
                          IRWINDALE, CALIFORNIA 91706

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 13, 1996

                               ----------------

  The Annual Meeting of Stockholders of H. F. Ahmanson & Company ("Ahmanson") will be held at the Company's offices, 4900 Rivergrade Road, Irwindale, California, on May 13, 1996, at 8:30 a.m., for the following purposes:

    1. To elect thirteen directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

    2. To consider and vote upon a proposal to approve Ahmanson's 1996 Nonemployee Directors' Stock Incentive Plan.

    3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 19, 1996 as the record date for determining stockholders of Ahmanson entitled to notice of and to vote at the meeting.

  STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN POSTAGE PREPAID ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, SHOULD YOU SO DESIRE.

                                          By Order of the Board of Directors

                                            Madeleine A. Kleiner
                                                  Secretary

                       [LOGO OF H.F. AHMANSON & COMPANY]
                             4900 RIVERGRADE ROAD
                          IRWINDALE, CALIFORNIA 91706

                                                                 April 4, 1996

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 13, 1996

                            SOLICITATION OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of H. F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), for use at the Annual Meeting of Stockholders to be held May 13, 1996, and all adjournments and postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 4, 1996.

  The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by Ahmanson. Proxies may be solicited by personnel of Ahmanson and others who will not receive any additional compensation for such solicitation. Proxies may be solicited in person or by telephone, telegraph or facsimile. Ahmanson will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. In addition, Ahmanson has engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in soliciting proxies for a fee not to exceed $10,000 plus reimbursement of reasonable out-of-pocket expenses.

                                    VOTING

  The close of business on March 19, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. On that date there were outstanding 112,502,764 shares of Ahmanson's Common Stock, $.01 par value (the "Ahmanson Common Stock"), 7,000,000 Depositary Shares, each representing a one-half interest in a share of Ahmanson's 9.60% Preferred Stock, Series B (which shares are not entitled to vote at the meeting), 7,800,000 Depositary Shares, each representing a one-tenth interest in a share of Ahmanson's 8.40% Preferred Stock, Series C (which shares are not entitled to vote at the meeting), and 5,750,000 Depositary Shares, each representing a one-tenth interest in a share of Ahmanson's 6% Cumulative Convertible Preferred Stock, Series D (which shares are not entitled to vote at the meeting). A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. Each share of Ahmanson Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares of Ahmanson Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of Ahmanson Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. If a broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as present for purposes of determining the existence of a quorum but will not be considered as present and entitled to vote with respect to that matter.

  Proxies will be voted (i) FOR management's nominees for election as directors and (ii) FOR the approval of Ahmanson's 1996 Nonemployee Directors' Stock Incentive Plan unless in either case the stockholder otherwise directs in his or her proxy. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to his or her direction. Proxies will be voted on any other business that may properly come before the meeting as the persons named therein or their substitutes determine in their discretion. At the time of the preparation of this Proxy Statement, the Board of Directors of Ahmanson was not aware of any other matters to be presented at the meeting.

  Any stockholder has the power to revoke his or her proxy at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of Ahmanson or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the meeting and elects to vote the shares represented thereby in person. Attendance at the meeting will not by itself revoke a previously granted proxy.

                             ELECTION OF DIRECTORS

  The directors of Ahmanson are elected annually. The term of office of all present directors expires on the date of the Annual Meeting of Stockholders of Ahmanson upon election and qualification of their successors. At the meeting, thirteen directors are to be elected to serve for the ensuing year and until their successors are elected and qualified. The nominees recommended by the Nominating Committee of the Board of Directors for election as directors (all of whom are presently directors) are set forth below along with certain information regarding these nominees. Should any nominee become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the best of Ahmanson's knowledge, all nominees are and will be available to serve.

                        AGE (AS OF                                                          DIRECTOR
        NAME          MARCH 31, 1996)     PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS       SINCE
        ----          ---------------     --------------------------------------------      --------
Byron Allumbaugh             64       Chairman of the Board of Ralphs Grocery Company, a      1987
                                      Los Angeles-based supermarket company; director of
                                      El Paso Natural Gas Company and Ultramar Corp.
Harold A. Black              50       James F. Smith Professor of Financial Institutions      1995
                                      at the College of Business Administration at the
                                      University of Tennessee, Knoxville
Richard M. Bressler          65       Retired Chairman of the Board of Plum Creek             1987
                                      Management Company, a manufacturer of lumber and
                                      wood products, and retired Chairman of the Board of
                                      El Paso Natural Gas Company, a natural resources
                                      company; director of General Mills, Inc. and
                                      Rockwell International Corporation
David R. Carpenter           57       Retired Chairman and Chief Executive Officer of         1995
                                      Transamerica Occidental Life Insurance Company and
                                      Executive Vice President of the parent company,
                                      Transamerica Corporation; Chairman of UniHealth;
                                      director of PacifiCare
Fredric J. Forster*          51       President and Chief Operating Officer of Ahmanson;      1995
                                      President and Chief Operating Officer of Home
                                      Savings of America, FSB
Phillip D. Matthews          57       Chairman of the Board of Wolverine World Wide, Inc.,    1995
                                      a NYSE footwear company; Chairman and part owner of
                                      Reliable Company; director of Bell Sports and Panda
                                      Management Company
Richard L. Nolan             55       M.B.A. Class of 1942 Professor of Business              1995
                                      Administration at the Graduate School of Business
                                      Administration at Harvard University; director of
                                      Xcellenet Inc.
Delia M. Reyes               54       President and Chief Executive Officer of Reyes          1992
                                      Consulting Group, a market research and consulting
                                      firm
Charles R. Rinehart*         49       Chairman of the Board and Chief Executive Officer of    1990
                                      Ahmanson; Chairman of the Board and Chief Executive
                                      Officer of Home Savings of America, FSB
Frank M. Sanchez             52       Owner and operator of eight McDonald's franchises;      1995
                                      director of the Los Angeles Chamber of Commerce, the
                                      Los Angeles Amateur Athletic Foundation, and
                                      California State University at Los Angeles
                                      foundation
Elizabeth A. Sanders         50       Business consultant; director of Flagstar Companies     1990
                                      Inc., Wal-Mart Stores, Inc. and Wolverine World
                                      Wide, Inc.
Arthur W. Schmutz            74       Retired partner of Gibson, Dunn & Crutcher, a law       1993
                                      firm; director of Ducommun Incorporated
William D. Schulte           63       Retired Vice Chairman of KPMG Peat Marwick LLP, a       1991
                                      firm of independent certified public accountants;
                                      director of Santa Anita Operating Company, Santa
                                      Anita Realty Enterprises, Inc. and Vastar Resources,
                                      Inc.

- - --------
* Executive officers.

  Mr. Rinehart has served as an officer of Ahmanson and/or one or more of its subsidiaries for more than five years. Mr. Forster joined Ahmanson as Senior Executive Vice President in February 1993, became Chief Operating Officer in November 1993 and became President in March 1995. Prior to joining Ahmanson, Mr. Forster was President of ITT Federal Bank. Messrs. Forster, Rinehart, Schmutz and Schulte and Ms. Sanders also serve as directors of Home Savings of America, FSB ("Home Savings").

  William H. Ahmanson, age 70 and a director since 1954, is retiring in accordance with Ahmanson's mandatory retirement policy. The policy, which became effective as to the current directors on January 1, 1995, provides that the Board of Directors will not elect or nominate for election by the stockholders as a director any person who is or will be prior to the scheduled date of the election 70 or more years of age. The policy, when adopted, exempted Mr. Schmutz until he attains age 75.

  Lodwrick M. Cook, age 67 and a director since 1986, retired from the Board of Directors in March 1996.

  Ahmanson's executive officers not listed above are Kevin M. Twomey, age 49, Senior Executive Vice President, since March 1995, Chief Financial Officer, since July 1993, and Executive Vice President, from July 1993 to March 1995, of Ahmanson and Home Savings; Anne-Drue M. Anderson, age 35, Executive Vice President, since March 1995, Treasurer, since September 1993, and First Vice President, from September 1993 to March 1995, of Ahmanson and Home Savings; George G. Gregory, age 63, Executive Vice President of Ahmanson and Home Savings; Madeleine A. Kleiner, age 44, Executive Vice President, General Counsel and Secretary of Ahmanson and Executive Vice President and General Counsel of Home Savings since May 1995; E. Nancy Markle, age 54, Executive Vice President, since July 1995, and First Vice President, from July 1994 to July 1995, of Ahmanson and Home Savings; and George Miranda, age 48, First Vice President and Principal Accounting Officer of Ahmanson and Home Savings. Mr. Twomey is a director of Home Savings. Prior to joining Ahmanson in June 1993 Mr. Twomey worked in corporate finance at MacAndrews and Forbes since February 1993, and was Executive Vice President, Finance, Administration and Chief Financial Officer of First Gibraltar Bank from July 1989 to February 1993. From April 1993 until joining Ahmanson, Ms. Anderson was Bank and Thrift Strategist at First Boston Corporation. From September 1989 to February 1993 she was Senior Vice President and Treasurer at First Gibraltar Bank. Mr. Gregory has served as an officer of Ahmanson and/or one of its subsidiaries for more than five years. From 1977 until joining Ahmanson in May 1995, Ms. Kleiner was with the law firm of Gibson, Dunn and Crutcher, where she was a partner since 1983. Prior to joining Home Savings in July 1994, Ms. Markle served as president of Information Technology Consultants since 1988. Mr. Miranda has served as an officer of Ahmanson and/or one of its subsidiaries for more than five years.

  The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee is composed of Byron Allumbaugh, Richard M. Bressler, Fredric J. Forster and Charles R. Rinehart (Chairperson) and held no meetings during 1995. The Audit Committee is composed of William H. Ahmanson, Harold A. Black, David R. Carpenter, Phillip D. Matthews, Arthur W. Schmutz and William D. Schulte (Chairperson). The Compensation Committee is composed of Byron Allumbaugh, Richard M. Bressler (Chairperson), Delia M. Reyes and Elizabeth A. Sanders. The Nominating Committee is composed of William H. Ahmanson, Byron Allumbaugh (Chairperson), Richard M. Bressler, Fredric J. Forster, Delia M. Reyes and Charles R. Rinehart.

  The Audit Committee held five meetings in 1995. The function of the Audit Committee is to direct the internal audit activities of Ahmanson, to review and approve the scope of audit procedures employed by Ahmanson's independent auditors, to review and approve the audit reports rendered by both Ahmanson's independent auditors and its internal audit staff and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

  The Compensation Committee held five meetings in 1995. The primary function of the Compensation Committee is to determine the compensation of officers of Ahmanson, to administer and grant awards under Ahmanson's 1993 Stock Incentive Plan and to administer Ahmanson's 1984 Stock Incentive Plan and 1979 Long-Term Management Performance Plan.

  The Nominating Committee held four meeting in 1995. The function of the Nominating Committee is to seek, evaluate and recommend to the Board of Directors qualified individuals for election to the Board of Directors by the stockholders, or by the Board of Directors to fill vacancies thereon whenever vacancies occur or whenever the Nominating Committee or the Board of Directors considers it advisable to add or change directors. The Nominating Committee also advises the Board of Directors on matters pertaining to the size and composition of the Board of Directors. The Nominating Committee will consider nominees for director whose names are timely submitted by holders of Ahmanson Common Stock in writing addressed to the Chairperson of the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission were the stockholder soliciting proxies with regard to the election of such nominee.

  In 1995 the Board of Directors held eight meetings. All directors attended at least 75 percent of the meetings held during 1995 by the Board of Directors and the committees on which they served, except that no meetings were held after the meeting at which Richard L. Nolan was elected.

                  PRINCIPAL HOLDERS OF AHMANSON COMMON STOCK

  The following table sets forth as of December 31, 1995 (i) the name and address of the beneficial owners of more than five percent of the outstanding shares of Ahmanson Common Stock, (ii) the total number of shares of Ahmanson Common Stock beneficially owned and (iii) the percent of the outstanding shares of Ahmanson Common Stock so owned.

                                                      AMOUNT AND NATURE
                     NAME AND ADDRESS                   OF BENEFICIAL   PERCENT
                    OF BENEFICIAL OWNER                   OWNERSHIP     OF CLASS
                    -------------------               ----------------- --------
      Wellington Management Company..................    10,320,474(1)    8.93%
       75 State Street
       Boston, MA 02109
      Sanford C. Bernstein & Co., Inc................     9,693,999(2)    8.39%
       One State Street Plaza
       New York, NY 10004
      FMR Corp.......................................     6,033,284(3)    5.22%
       82 Devonshire Street
       Boston, MA 02109

- - --------
(1) Wellington Management Company is deemed to be the beneficial owner of these shares by virtue of the direct or indirect investment and/or voting discretion it possesses pursuant to the provisions of investment advisory agreements with various clients of Wellington Management Company or its wholly owned subsidiary, Wellington Trust Company, N.A., none of whom is known to Ahmanson to own beneficially more than five percent of the outstanding shares of Ahmanson Common Stock except Vanguard/Windsor Funds, Inc. which has shared investment power and sole voting power with respect to 8,516,345 of these shares. Wellington Management Company has shared investment power with respect to all such shares and shared voting power with respect to 68,422 of such shares.
(2) These shares are held for the accounts of discretionary clients, none of whom is known to Ahmanson to own beneficially more than five percent of the outstanding shares of Ahmanson Common Stock. Sanford C. Bernstein & Co., Inc. has sole investment power with respect to all such shares, sole voting power with respect to 5,170,479 of such shares and shared voting power with respect to 1,160,246 of such shares.
(3) These shares, which include 88,823 shares which may be acquired upon conversion of Depositary Shares each representing a one-tenth interest in a share of Ahmanson's 6% Cumulative Convertible Preferred Stock, Series D, at a conversion price of $24.335 per share of Ahmanson Common Stock, represent the aggregate reported beneficial ownership interest of FMR Corp., its Chairman Edward C. Johnson III and its director Abigail P. Johnson. These shares are owned by various investment companies for which Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., acts as investment adviser, and one or more institutional accounts for which Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., acts as investment manager. None of such investment companies or institutional accounts is known to Ahmanson to own beneficially more than five percent of the outstanding shares of Ahmanson Common Stock. FMR Corp. has sole investment power with respect to all such shares and sole voting power with respect to 336,794 of such shares.

  All information with respect to beneficial ownership of the shares referred to above and under "Security Ownership of Management" below is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to Ahmanson by such beneficial owners.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following information sets forth the number of shares of Ahmanson Common Stock beneficially owned as of February 29, 1996 by each of the present directors and nominees of the Nominating Committee of the Board of Directors, each of the individuals included in the "Summary Compensation Table" below and all directors, nominees and executive officers as a group. In addition to the shares listed below, Fredric J. Forster owns 175 Depositary Shares each representing a one-tenth interest in a share of Ahmanson's 6% Cumulative Convertible Preferred Stock, Series D, which is less than one percent of the outstanding shares. No other director or executive officer owns Depositary Shares representing interests in Ahmanson's Preferred Stock.

   NAME OR NUMBER OF      NUMBER OF                 VOTING               PERCENT OF
    PERSONS IN GROUP     SHARES OWNED  OPTIONS(1) POWER ONLY     TOTAL    CLASS(2)
   -----------------     ------------  ---------- ----------   --------- ----------
William H. Ahmanson.....   145,188(3)    27,000        --        172,188     --
Byron Allumbaugh........     2,500       15,000        --         17,500     --
Anne-Drue M. Anderson...     5,589       57,949        --         63,538     --
Harold A. Black.........       --           --         --            --      --
Richard M. Bressler.....    20,000       15,000        --         35,000     --
David R. Carpenter......       290          --         --            290     --
Fredric J. Forster......    10,246(4)   167,560        --        177,806     --
Madeleine A. Kleiner....     4,468       20,000        --         24,468     --
Phillip D. Matthews.....     6,000          --         --          6,000     --
Richard L. Nolan........       --           --         --            --      --
Delia M. Reyes..........       --         7,000        --          7,000     --
Charles R. Rinehart.....   130,848      301,148    837,454(5)  1,269,450    1.12%
Frank M. Sanchez........       --           --         --            --      --
Elizabeth A. Sanders....     3,000       10,000        --         13,000     --
Arthur W. Schmutz.......     5,000        5,000        --         10,000     --
William D. Schulte......     2,500        9,000        --         11,500     --
Kevin M. Twomey.........    13,090      125,236        --        138,326     --
All directors, nominees
 and executive officers
 as a group (20
 persons)...............   498,605      942,899    837,454     2,278,958    2.01%

- - --------
(1) Represents shares subject to options which are presently exercisable or exercisable within 60 days after February 29, 1996 for an average price of $17.58 for the total number.
(2) Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of Ahmanson Common Stock.
(3) Does not include 1,565,351 shares of Ahmanson Common Stock owned by The Ahmanson Foundation (the "Foundation"). William H. Ahmanson and two relatives serve as members of the Foundation's eight member board of trustees. Except for his powers and responsibilities as a trustee of the Foundation, Mr. Ahmanson has disclaimed any interest in the Ahmanson Common Stock owned by the Foundation. The Foundation has sole investment and voting power as to these shares.
(4) Includes 359 shares which may be acquired upon conversion of Depositary Shares, each representing a one-tenth interest in a share of Ahmanson's 6% Cumulative Convertible Preferred Stock, Series D, at a conversion price of $24.335 per share of Ahmanson Common Stock.

(5) Mr. Rinehart has disclaimed beneficial ownership of such shares because his interest in such shares is limited to an irrevocable proxy from Wells Fargo Bank, as trustee. The trust instruments covering such shares provide that the trustee shall grant to the Chairman of the Board of Ahmanson upon request a proxy to vote such shares, and the trustee has granted an irrevocable proxy for a term of seven years, expiring in January 2001, to Mr. Rinehart as Chairman of the Board and his successors as Chairman of the Board.

  Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of Ahmanson and persons who own more than ten percent of a registered class of Ahmanson's equity securities to file with the Securities and Exchange Commission and any national securities exchange on which Ahmanson's equity securities are registered initial reports of ownership and reports of changes in ownership of Ahmanson Common Stock and other equity securities of Ahmanson. Officers, directors and beneficial owners of more than ten percent of Ahmanson's equity securities are required by regulations of the Securities and Exchange Commission to furnish Ahmanson with copies of all
Section 16(a) forms they file.

  To Ahmanson's knowledge, based solely upon a review of the copies of such forms furnished to Ahmanson and written representations that no other reports were required, during the fiscal year ended December 31, 1995 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of Ahmanson's equity securities were complied with by such persons, except Robert M. De Kruif, who retired as Vice Chairman of the Board in May 1995 and who reported one transaction late in 1995.

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation for services rendered in all capacities to Ahmanson and its subsidiaries earned during the years indicated by each of Ahmanson's Chief Executive Officer and the four most highly compensated executive officers of Ahmanson (other than the Chief Executive Officer) who were employed by Ahmanson as of December 31, 1995 (collectively referred to as the "named executive officers").

                         SUMMARY COMPENSATION TABLE(1)

                                   ANNUAL COMPENSATION        LONG-TERM COMPENSATION(2)
                              ------------------------------ ---------------------------
                                                                   AWARDS       PAYOUTS
                                                             ------------------ --------
                                                OTHER ANNUAL RESTRICTED           LTIP    ALL OTHER
                                                COMPENSATION   STOCK    OPTIONS PAYOUTS  COMPENSATION
     NAME AND TITLE      YEAR  SALARY   BONUS       (3)      AWARDS (4) (5)(#)    (6)        (7)
     --------------      ---- -------- -------- ------------ ---------- ------- -------- ------------
Charles R. Rinehart..... 1995 $760,008 $851,200       --      $370,427  208,613 $795,150   $178,647
 Chairman of the Board   1994  715,008  577,438       --           --   132,365  477,755    236,217
  and Chief Executive    1993  643,758  312,817       --           --   110,109      --      72,448
  Officer

Fredric J. Forster(8)... 1995  481,258  336,140       --       104,496  104,450  364,560     99,474
 President and Chief     1994  433,008  305,996       --           --    71,240  257,232     79,369
 Operating Officer       1993  348,599  151,342       --       114,800   82,853      --       1,956

Kevin M. Twomey(9)...... 1995  381,254  327,600       --       213,842   90,234  340,031     74,566
 Senior Executive Vice   1994  333,759  201,944       --           --    51,754  184,848     59,385
 President and Chief     1993  169,891   40,704    74,481       74,468   62,943      --       1,455
 Financial Officer

Anne-Drue M.
 Anderson(10)........... 1995  273,758  246,960       --       131,357   63,052  244,125     15,078
 Executive Vice          1994      --       --        --           --       --       --         --
  President and          1993      --       --        --           --       --       --         --
  Treasurer

Madeleine A.
 Kleiner(11)............ 1995  210,517  225,225       --       108,908   55,175  113,344        --
 Executive Vice          1994      --       --        --           --       --       --         --
  President, General     1993      --       --        --           --       --       --         --
  Counsel and
  Secretary

- - --------
 (1) Beginning in 1994, the performance measurement period for Ahmanson's incentive compensation plans ends on December 31 of each year. Prior to 1994, the performance measurement period ended on September 30 of each year. For 1994 and 1995, includes bonuses and long-term compensation payouts earned in the performance measurement period ending on December 31 of such year although the payout was not authorized by the Compensation Committee until the following year. For 1993, includes bonuses and long-term compensation payouts earned in the performance measurement period ending on September 30 of such year.

 (2) Stockholdings of Messrs. Rinehart, Forster and Twomey and Mmes. Anderson and Kleiner of 19,096, -0-,-0-, -0- and -0- shares, respectively, were subject to vesting restrictions, and had a net market value at December 31, 1995 of $506,044, $-0-, $-0-, $-0- and $-0-, respectively, not accounting for the effect of the vesting restrictions. All such stock represents shares issued as payouts under Ahmanson's former Executive Long-Term Incentive Plan and was reflected in the table under the heading "LTIP Payouts" as of the date of issuance.

 (3) Excludes compensation in the form of other personal benefits, which, for each of the named executive officers, other than Mr. Twomey in 1993, did not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for each year. Other Annual Compensation for Mr. Twomey in 1993 includes reimbursement of relocation expenses of $40,421.

 (4) The 38,114 restricted stock award shares granted to Messrs. Rinehart, Forster and Twomey and Mmes. Anderson and Kleiner for 1995 were granted after December 31, 1995 and vest in equal annual one-third installments beginning three years after the grant. All 9,917 restricted stock award shares granted to Messrs. Forster and Twomey in 1993 have vested in full. Dividends are paid on such restricted stock awards prior to the lapse of restrictions to the same extent that dividends are paid on all other shares of Ahmanson's Common Stock.

 (5) In 1994 Ahmanson adopted an amendment of its Executive Long-Term Incentive Plan which, among other things, changed the timing of grants of options from the end to the beginning of the performance measurement period. Therefore, for 1994 and 1995 includes option grants made as awards under the Executive Long-Term Incentive Plan for the 39-month performance period ended December 31, 1994 and 1995, respectively, and option grants made as payouts under the plan, as amended, for the three-year performance period beginning January 1, 1995 and 1996, respectively. For 1995 also includes options granted in lieu of cash contributions under the 1989 Contingent Deferred Compensation Plan and an additional option grant made to Ms. Kleiner in connection with her joining Ahmanson. For 1993 includes option grants made as payouts under Ahmanson's former Executive Long-Term Incentive Plan and additional option grants made to Messrs. Forster and Twomey in connection with their joining Ahmanson.

 (6) For 1994 and 1995 represents the cash component of payouts under Ahmanson's Executive Long-Term Incentive Plan for the 39-month performance period ended December 31, 1994 and 1995, respectively. Ahmanson's Executive Long-Term Incentive Plan provides for mandatory deferral of that portion of a cash payout for which Ahmanson would not be allowed a tax deduction pursuant to Section 162(m) of the Internal Revenue Code. Pursuant to this provision, $573,000 of Mr. Rinehart's payout for 1995 was deferred.

 (7) Includes for 1995 (i) interest earned on Capital Accumulation Plan and Elective Deferred Compensation Plan accounts at a rate greater than 120% of the applicable federal rate and (ii) the value to the participant of premiums paid by Ahmanson under the Senior Executive Life Insurance Plan.

                                  CHARLES R. FREDRIC J. KEVIN M. ANNE-DRUE M. MADELEINE A.
                             YEAR  RINEHART   FORSTER    TWOMEY    ANDERSON     KLEINER
                             ---- ---------- ---------- -------- ------------ ------------
    Capital Accumulation
     Plan................... 1995  $    --    $   378   $   --     $    45       $  --
    Elective Deferred Com-
     pensation Plan......... 1995     1,847       --        997        --           --
    Senior Executive Life
     Insurance Plan......... 1995   176,800    99,096    73,569     15,033          --

 (8) Mr. Forster became an executive officer of Ahmanson in February 1993.

 (9) Mr. Twomey became an executive officer of Ahmanson in June 1993.

(10) Ms. Anderson became an executive officer of Ahmanson in March 1995.

(11) Ms. Kleiner became an executive officer of Ahmanson in May 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to stock options granted to the named executive officers during or for periods including 1995. The table reflects multiple option grants, in part, as a result of amendments to Ahmanson's Executive Long-Term Incentive Plan which, among other things, changed the timing of grants of options from the end to the beginning of the performance measurement period.

                                                        INDIVIDUAL GRANTS
                         -------------------------------------------------------------------------------
                                          PERCENTAGE OF
                         NUMBER OF SHARES TOTAL OPTIONS
                            UNDERLYING     GRANTED TO                                      GRANT DATE
          NAME           OPTIONS GRANTED    EMPLOYEES   EXERCISE PRICE EXPIRATION DATE  PRESENT VALUE(1)
          ----           ---------------- ------------- -------------- ---------------- ----------------
Charles R. Rinehart.....      22,251          1.58%        $18.0625     March 7, 2005       $ 88,420
                              48,326          3.43          25.8125    December 3, 2005      333,060
                             138,036          9.79          24.00       March 6, 2006        854,719
Fredric J. Forster......      13,467          0.96          18.0625     March 7, 2005         53,514
                              27,696          1.96          25.8125    December 3, 2005      190,879
                              63,287          4.49          24.00       March 6, 2006        391,873
Kevin M. Twomey.........      10,539          0.75          18.0625     March 7, 2005         41,879
                              20,666          1.47          25.8125    December 3, 2005      142,429
                              59,029          4.19          24.00       March 6, 2006        365,508
Anne-Drue M. Anderson...       7,320          0.52          18.0625     March 7, 2005         29,088
                              13,353          0.95          25.8125    December 3, 2005       92,028
                              42,379          3.01          24.00       March 6, 2006        262,411
Madeleine A. Kleiner....      20,000          1.42          22.9375      June 8, 2005        114,688
                              15,499          1.10          25.8125    December 3, 2005      106,818
                              19,676          1.40          24.00       March 6, 2006        121,834

- - --------
(1) Options which expire on March 7, 2005, June 8, 2005, December 3, 2005 and March 6, 2006 were granted on February 7, 1995, May 8, 1995, November 3, 1995 and February 6, 1996, respectively. Present values were calculated using the Black-Scholes option valuation model with the following assumptions:

                             FEBRUARY 7, 1995 MAY 8, 1995 NOVEMBER 3, 1995 FEBRUARY 6, 1996
                                  GRANT          GRANT         GRANT            GRANT
                             ---------------- ----------- ---------------- ----------------
   Term....................      10 years      10 years       10 years         10 years
   Exercise price..........      $18.0625      $22.9375       $25.8125           $24.00
   Volatility..............        25.65%        27.30%         29.70%           30.53%
   Dividend yield..........         4.87%         3.84%          3.41%            3.67%
   Risk-free interest rate.         7.47%         6.63%          5.93%            5.65%
   Discount for forfeiture
    risk...................         2.00%         2.00%          2.00%            2.00%
   Discount for reduced
    term risk..............        11.00%        13.22%         13.45%           12.67%

    The actual value, if any, which a named executive officer may realize will be based upon the difference between the market price of Ahmanson's Common Stock on the date of exercise and the exercise price. The dividend yield assumption is based upon the dividend rate on the respective grant dates. There is no assurance that the assumed dividend rate will be maintained or that the actual realized value will be at or near the value estimated by the Black-Scholes model.

  The February 7, 1995 grants were made in lieu of cash contributions under Ahmanson's 1989 Contingent Deferred Compensation Plan. The May 8, 1995 grant was made to Ms. Kleiner in connection with her joining Ahmanson. The November 3, 1995 grants were made under Ahmanson's Executive Long-Term Incentive Plan for the performance period ending in 1998. The February 6, 1996 grants were made under Ahmanson's Executive Long-Term Incentive Plan for the performance period ending in 1995. The options become exercisable six months after grant or, if earlier, in full upon the employee's death, disability or normal retirement or a change in control of Ahmanson and expire three months after termination of employment other than as a result of death, disability or retirement. Payment of the option exercise price and tax withholding obligations may be satisfied by withholding shares otherwise issuable upon exercise.

        AGGREGATED OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUES

  The following table sets forth certain information with respect to exercises by the named executive officers of stock options and stock appreciation rights ("SARs") during 1995 and the value of all unexercised employee stock options and SARs as of December 31, 1995 held by the named executive officers.

                                                  NUMBER OF SHARES        VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS/SARS
                           SHARES                   OPTIONS/SARS          AT FISCAL YEAR-END(1)
                          ACQUIRED    VALUE   ------------------------- -------------------------
NAME                     ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- - ----                     ----------- -------- ----------- ------------- ----------- -------------
Charles R. Rinehart.....      --     $   --     301,148      48,326     $2,756,716     $33,224
Fredric J. Forster......      --         --     167,560      27,696      1,535,100      19,041
Kevin M. Twomey.........      --         --     125,236      20,666      1,145,101      14,208
Anne-Drue M. Anderson...   10,000     96,875     57,949      13,353        512,479       9,180
Madeleine A. Kleiner....      --         --      20,000      15,499         71,250      10,656

- - --------
(1) The actual amount realized from unexercised options is dependent upon the price of Ahmanson's Common Stock at the time shares obtained upon exercise of such options are sold and, as to unexercisable options, whether restrictions upon exercise of such options lapse.

LONG-TERM INCENTIVE PLAN

  Under Ahmanson's Executive Long-Term Incentive Plan senior executives of Ahmanson and its subsidiaries who are designated by the Compensation Committee are assigned a cash target award opportunity expressed as a percentage of base annual salary in the last year of the three-year performance measurement period.

  The Plan also provides for the grant of nonqualified stock options relating to Ahmanson's Common Stock which are granted at the beginning of the performance measurement period (provided, however, that for the performance measurement period commencing January 1, 1994, any grants of options will be made at the end of the performance measurement period). See "Option Grants in Last Fiscal Year."

  The following table sets forth certain information as to target cash award opportunities under the Executive Long-Term Incentive Plan. Actual payout amounts will be based upon total stockholder return. Notwithstanding the satisfaction of such criteria, the Compensation Committee may, in its discretion, reduce the cash amount paid based upon an assessment of the executive's performance during the last 12 months of the performance measurement period and/or the performance of the business unit or organizational area of Ahmanson and its subsidiaries that directly employs the participant, if the performance of Ahmanson and its subsidiaries is not adequately reflected in the objective measures previously determined by the Compensation Committee and/or if Home Savings' core capital is below the level mandated by law. Estimated future payout amounts indicated are calculated using the named executive officers' current salaries.

            LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                    PERFORMANCE            ESTIMATED FUTURE PAYOUTS UNDER
                                  OR OTHER PERIOD           NON-STOCK PRICE-BASED PLANS
                                  UNTIL MATURATION       ---------------------------------
   NAME                              OF PAYOUT           THRESHOLD    TARGET     MAXIMUM
   ----                           ----------------       ---------   --------   ----------
   Charles R. Rinehart...........     3 years            $342,000    $684,000   $1,026,000
   Fredric J. Forster............     3 years             196,000     392,000      588,000
   Kevin M. Twomey...............     3 years             155,625     311,250      466,875
   Anne-Drue M. Anderson.........     3 years             101,250     202,500      303,750
   Madeleine A. Kleiner..........     3 years             109,688     219,375      329,063

RETIREMENT PLANS

  Retirement Plan. Ahmanson's Retirement Plan is a qualified, noncontributory, defined benefit retirement plan governed by the Employee Retirement Income Security Act of 1974. The Retirement Plan is administered by a committee appointed by the Board of Directors. With some exceptions, all employees of Ahmanson and its participating subsidiaries (including officers) are eligible to participate provided they meet certain age and service requirements.

  The following table illustrates the estimated annual retirement benefits payable under the Retirement Plan to participants in the following specific average annual earnings and years of service classifications. Benefits under the Retirement Plan are reduced in part to the extent a participant receives Social Security benefits. Benefits paid to a participant in the Retirement Plan who is also a participant in Ahmanson's Supplemental Executive Retirement Plan ("SERP") or Senior Supplemental Executive Retirement Plan reduce any benefit payable to such participant under the SERP or Senior Supplemental Executive Retirement Plan by 100 percent of the amount of the benefit under the Retirement Plan.

                                      YEARS OF CREDITED SERVICE
FINAL AVERAGE  -----------------------------------------------------------------------
  EARNINGS        5        10       15       20       25       30       35       40
- - -------------  -------- -------- -------- -------- -------- -------- -------- --------
$  250,000     $ 26,088 $ 52,174 $ 78,262 $104,350 $120,000 $120,000 $120,000 $120,000
   500,000       53,171  106,340  120,000  120,000  120,000  120,000  120,000  120,000
   750,000       80,255  120,000  120,000  120,000  120,000  120,000  120,000  120,000
 1,000,000      107,339  120,000  120,000  120,000  120,000  120,000  120,000  120,000
 1,250,000      120,000  120,000  120,000  120,000  120,000  120,000  120,000  120,000
 1,500,000      120,000  120,000  120,000  120,000  120,000  120,000  120,000  120,000
 1,750,000      120,000  120,000  120,000  120,000  120,000  120,000  120,000  120,000

  Benefits are paid to or on behalf of each participant upon retirement, normally at age 65, and under certain circumstances upon death or disability. The Retirement Plan provides for an annual benefit equal to 65 percent of final average annual earnings reduced by 40 percent of the participant's Social Security benefits. "Final average annual earnings" is the annual average compensation paid to a participant during the final 120 months of employment, consisting of salary and cash bonuses, subject to certain adjustments and a cap as to the amount of compensation which may be included for each year, currently $150,000. If the participant has fewer than 30 years of credited service in the Retirement Plan, the participant's final average earnings are proportionately reduced. Participants with more than 20 years of credited service receive an additional benefit amount equal to 1/2 of 1 percent of final average earnings for each year of credited service in excess of 20. Participants with more than 30 years of credited service receive an additional 1/2 of 1 percent of final average annual earnings for each year of credited service in excess of 30. However, in no event may a participant's benefits exceed the maximum amount permitted under the Internal Revenue Code, which for 1995 was $120,000. Retirement benefits generally vest after five years or upon the participant's 65th birthday while employed by Ahmanson or a participating subsidiary. The benefits payable under the Retirement Plan are actuarially adjusted to reflect the form of payment elected by the participant and are subject to limitations on maximum benefits imposed by applicable law. As of February 29, 1996 the full years of credited service for Messrs. Rinehart, Forster and Twomey and Mmes. Anderson and Kleiner were 6, 2, 2, 2 and 0, respectively.

  Supplemental Executive Retirement Plan. Ahmanson's SERP is a noncontributory defined benefit, nonqualified plan under which Ahmanson pays benefits to certain officers of Ahmanson and its subsidiaries designated by the Compensation Committee of the Board of Directors in an amount equal to a specified percentage of the participant's average annual earnings for the 36 consecutive months during the final ten years of the participant's employment which produce the highest average annual earnings.

  The following table illustrates the estimated annual retirement benefits payable under the SERP to participants in the following specific average annual earnings and years of service classifications. Benefits under the SERP are reduced to the extent a participant receives benefits from primary Social Security or Ahmanson's Retirement Plan.

                                      YEARS OF CUMULATIVE SERVICE
            THREE YEAR AVERAGE       -----------------------------
             ANNUAL EARNINGS            5        10    15 AND OVER
            ------------------       -------- -------- -----------
                  $  250,000         $ 50,000 $100,000 $  150,000
                     500,000          100,000  200,000    300,000
                     750,000          150,000  300,000    450,000
                   1,000,000          200,000  400,000    600,000
                   1,250,000          250,000  500,000    750,000
                   1,500,000          300,000  600,000    900,000
                   1,750,000          350,000  700,000  1,050,000

  The participant's average annual earnings include salary, cash bonuses and the cash value of contingent deferred compensation grants. The compensation for purposes of the SERP of each of the named executive officers is substantially equivalent to the respective amounts set forth in the Summary Compensation Table under the headings "Salary" and "Bonuses" and the cash value of contingent deferred compensation grants as set forth in "Option Grants in Last Fiscal Year" under the heading "Grant Date Present Value" opposite options which expire on March 7, 2005.

  The annual benefit payable to a participant under the SERP is equal to four percent of the participant's average annual earnings multiplied by the participant's years of cumulative service, subject to a maximum of 15 years of cumulative service except for determination of whether a participant is entitled to benefits upon early retirement. Service must generally continue to at least the participant's normal retirement date for a participant to receive full benefits under the SERP. However, a participant may retire early and receive reduced benefits upon early retirement if the sum of his age and his years of service equals at least 75 and the participant is at least 55. The SERP provides for accelerated accrual and vesting of participants' interests in the event of a change in control of Ahmanson. Benefits generally commence under the SERP upon the participant's retirement and are paid on a modified joint and survivor basis, which provides for a lesser annual benefit to the participant's designated beneficiary upon the death of the participant. The SERP provides for a pre-retirement survivor benefit equal to the survivor benefits a participant's spouse would have received if the participant had elected early retirement, offset by executive life insurance. The SERP permits participants to elect to receive a lump sum benefit, equal to 90 percent of the present value of the participant's accrued benefits at any time after retirement or 100 percent of the present value of the participant's accrued benefits upon retirement if the election is made in a timely manner before retirement. Mr. Rinehart was granted additional years of service for purposes of the Supplemental Executive Retirement Plan and has more than the maximum 15 full years of cumulative service. As of February 29, 1996 the full years of cumulative service for Messrs. Forster and Twomey and Mmes. Anderson and Kleiner were 3, 2, 2 and 0, respectively.

  Senior Supplemental Executive Retirement Plan. Certain officers of Ahmanson and its subsidiaries, as designated by the Compensation Committee, participate in an auxiliary version of the SERP, the Senior Supplemental Executive Retirement Plan, under which a portion of the amount otherwise payable to the participant under the SERP is offset by the participant's interest in the cash value of split-dollar life insurance policies purchased under Ahmanson's Senior Executive Life Insurance Plan. The post-retirement survivor benefit payable to the participant's designated beneficiary is equal to the amount which would have been payable under Ahmanson's SERP reduced by the additional post-retirement death benefit payable under Ahmanson's Senior Executive Life Insurance Plan. The pre-retirement survivor benefit payable to the participant's designated beneficiary is equal to the amount which would have been payable under Ahmanson's SERP reduced by the death benefit payable under Ahmanson's Senior Executive Life Insurance Plan.

EMPLOYMENT AGREEMENTS

  Ahmanson has entered into employment agreements with each of its executive officers. Such agreements generally provide for continually renewed terms of employment and for minimum annual salaries, payable regardless of the disability of the employee and under certain circumstances payable for a period of time after the termination of the officer's actual employment. The agreements with Messrs. Rinehart, Forster and Twomey and Mmes. Anderson and Kleiner provide for minimum annual salaries of $760,000, $490,000, $415,000, $300,000 and $325,000, respectively.

  The employment agreements with Messrs. Rinehart, Forster and Twomey and Mmes. Anderson and Kleiner also provide that the employee may terminate the agreement at any time with or without cause. Cause includes, among other things, Ahmanson's failure to perform its obligations under the employment agreement. Upon termination by the employee with cause or termination by Ahmanson without cause, as defined in the employment agreements, Ahmanson is obligated to pay or provide the employee, for a specified period of time after the date of termination, his or her current salary, his or her current medical and other insurance type benefits, continuation of vesting of all unvested restricted stock, stock options, SARs and certain deferred compensation awards and continuation of accrual and vesting of SERP and Senior Supplemental Executive Retirement Plan benefits. Such benefits will be paid or provided to each of the named executive officers for a period of three years. Special provisions apply in the event of the employee's death or receipt of any salary, cash bonus or other benefits from another employer during the specified period unless such termination occurs after a change in control.

  The employment agreements Ahmanson has entered into with each of the named executive officers were revised in February 1996. Ahmanson's objectives in revising the employment agreements were to retain executives in a period of financial industry consolidation, minimize distraction caused by personal circumstances so that executives can more objectively assess potential business combinations and negotiate the best possible transactions for stockholders, provide a change in control severance arrangement consistent with its peer companies and better allow executives to concentrate on restructuring a merged entity should a change in control occur. The agreements with the named executive officers were amended to provide a 30 day period one year after a change in control during which a voluntary termination of employment will trigger severance benefits and to include the annual bonus as part of the compensation afforded severance protection. Upon a change in control, the revised agreements will add service and vesting credits under Ahmanson's SERP equal to the remaining term of the agreement instead of service and vesting credits equal to 50% of the executive officer's prior service as was the case under the prior agreements. A gross up provision was added to the new agreements for federal excise taxes on excess parachute payments after a change in control. The term of the agreements with Mmes. Anderson and Kleiner was extended to three years from two years.

                           COMPENSATION OF DIRECTORS

  Directors who are also employees of Ahmanson or any of its subsidiaries receive no additional compensation for their services as directors, including service on committees of the Board of Directors. Each other director receives an annual fee of $24,000 for serving on the Board of Directors and $1,500 for each meeting of the Board of Directors attended. Each member of the Executive Committee receives an annual fee of $3,000 and each member of the Audit, Compensation and Nominating Committee receives an annual fee of $2,400 for each such committee on which the director serves. Each Chairperson of the Audit, Compensation and Nominating Committees receives an additional fee of $7,500. Each director receives an additional payment of $600 for each Committee meeting attended. Directors are reimbursed for travel and other expenses related to attendance at Board of Directors and committee meetings.

  Directors of Ahmanson who are not employees of Home Savings or any of its subsidiaries receive additional fees for attending meetings of the Home Savings Board of Directors that are not held jointly with meetings of the Ahmanson Board of Directors. The Home Savings Board of Directors held eight meetings during 1995 separately from the Ahmanson Board of Directors.

  Ahmanson's Outside Director Retirement Plan is a nonqualified retirement plan for directors of Ahmanson who are not also employees of Ahmanson or any of its subsidiaries. Under the Plan a participating director receives an annual retirement benefit equal to the director's annual fee during the 12 month period immediately preceding the participant's retirement from the Board. Benefits under this Plan generally are payable for a period equal to the participant's aggregate years and months of service on the Board of Directors plus time spent in certain governmental service, with a lifetime benefit payable to participants with 15 or more years of service. Benefit payments commence when the participant ceases being a director. Upon the death of the participant, the participant's designated beneficiary is entitled to 50 percent of the benefits otherwise payable to the participant. Such death benefits commence one month after the participant's death and continue for the payment period applicable to the participant or, if the participant had already begun receiving benefits under the Plan, for the participant's remaining payment period with a maximum of 15 years of payment. The Plan permits participants to elect to receive a lump sum benefit equal to 90 percent of the present value of the participant's accrued benefits at any time after retirement or 100 percent of the present value of the participant's accrued benefits upon retirement if the election is made in a timely manner before retirement.

  Ahmanson's 1988 Directors' Stock Incentive Plan (the "1988 Plan") provides for the grant to any director of Ahmanson who is not an employee of Ahmanson or any of its present or future parent or subsidiary corporations (a "Nonemployee Director") of stock options. Whenever any person becomes a Nonemployee Director, such person is granted automatically options, the date of grant of which is the date such person becomes a Nonemployee Director, to purchase 2,000 shares of Ahmanson Common Stock. In addition, on the first business day of each calendar year during the term of the 1988 Plan, each Nonemployee Director then in office is granted automatically options to purchase 2,000 shares of Ahmanson Common Stock. However, no Nonemployee Director may receive in any calendar year under the foregoing provisions of the 1988 Plan options to purchase more than 2,000 shares of Ahmanson Common Stock.

  Additional options will be granted automatically on the first business day of each calendar year to any Nonemployee Director who files with Ahmanson an irrevocable election to receive options in lieu of all or part of annual directors' fees to be earned in each succeeding calendar year.

  Options granted under the 1988 Plan may be exercisable for a term no longer than ten years and one month. The options become exercisable one year after grant (six months for options granted in lieu of directors' fees) as to half of the shares subject to the options and two years (one year for options granted in lieu of directors' fees) after grant as to the balance of the shares or, if earlier, in full upon the director's death, disability or normal retirement or a change in control of Ahmanson and expire three months after termination of directorship other than as a result of death, disability or normal retirement.

  Ahmanson's 1996 Nonemployee Directors' Stock Incentive Plan, if approved by stockholders, will replace the 1988 Plan. See "Proposal to Approve Ahmanson's 1996 Nonemployee Directors' Stock Incentive Plan."

  Ahmanson also provides at no charge to its nonemployee directors health and dental benefits and retiree health benefits substantially comparable to those afforded to its employees under Ahmanson's group insurance plans.

  After his retirement as an officer in 1993 Robert M. De Kruif, who retired as a director in 1995, entered into a consulting agreement with Ahmanson. Pursuant to the agreement as amended, he will provide consulting services to Ahmanson until October 31, 1996 and Ahmanson will make annual payments of $100,000. In addition, pursuant to the terms of his prior employment agreement, Mr. De Kruif will be paid $100,000 (the minimum annual salary provided by the agreement) annually for seven years following his retirement on November 1, 1993.

  In connection with his retirement as Chairman of the Board in 1995, Richard
H. Deihl entered into a consulting agreement with Ahmanson pursuant to which he will provide consulting services to Ahmanson until January 31, 1999 and Ahmanson will make annual payments to him of $100,000.

                             CERTAIN TRANSACTIONS

  For many years Home Savings had a home loan program under which directors, officers and employees of Home Savings, Ahmanson and certain affiliated companies could obtain loans, secured by a first deed of trust on the borrower's principal residence, at a fixed rate at least one percent above Home Savings' cost of funds for the first six months and adjusted thereafter based upon changes in the monthly weighted average cost of funds of savings institutions headquartered in the Eleventh District of the Federal Home Loan Bank System as long as the borrower remained, or retired as, a director, officer or employee of Home Savings, Ahmanson or certain affiliated companies. The current program prohibits directors, executive officers and certain other senior officers from obtaining loans at a discounted rate.

  The following table sets forth as to each present executive officer of Ahmanson who had a home loan from Home Savings under this home loan program
(i) the largest aggregate indebtedness outstanding from January 1, 1995 to February 29, 1996, (ii) the amount of such indebtedness outstanding on February 29, 1996 and (iii) the rate of interest on such indebtedness on February 29, 1996. No present director of Ahmanson had a home loan from Home Savings under this home loan program.

                                    HIGHEST       UNPAID BALANCE  INTEREST RATE ON
                               INDEBTEDNESS SINCE ON FEBRUARY 29,   FEBRUARY 29,
           NAME                DECEMBER 31, 1994       1996             1996
           ----                ------------------ --------------- ----------------
      George G. Gregory.......    $500,517.10       $491,502.79        6.059%
      George Miranda..........     205,959.93        199,458.41        6.059

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1995 Byron Allumbaugh, Richard M. Bressler, Lodwrick M. Cook (since November 1995), Delia M. Reyes, Elizabeth A. Sanders, Arthur M. Schmutz (until July 1995) and William D. Schulte (until July 1995) served on the Compensation Committee.

  Certain directors, including four members of the Compensation Committee, officers and stockholders of Ahmanson and their associates were depositors, borrowers and customers of and engaged in transactions with Home Savings, and certain other subsidiaries of Ahmanson in the ordinary course of business during 1995. Similar transactions are expected to occur in the future. All such loans and transactions with members of the Compensation Committee were made on substantially the same terms, including interest rates, fees and security, as those prevailing at the time for comparable loans and transactions with other persons and did not involve more than the normal risk of collectibility or present any other unfavorable features.

  Arthur W. Schmutz, a director of Ahmanson and a member of its Compensation Committee during part of 1995, is a retired partner of the law firm of Gibson, Dunn & Crutcher, which has represented Ahmanson and its subsidiaries for more than the past year and continues to do so.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, which is comprised exclusively of nonemployee directors, is responsible for developing Ahmanson's executive compensation policies, administering Ahmanson's various management incentive programs, and making recommendations to the Board with respect to those policies and programs. In addition, the Committee determines the compensation paid to the Chief Executive Officer and to each of the other senior officers of Ahmanson.

EXECUTIVE COMPENSATION POLICY

  The policy of the Committee is to closely link the compensation of Ahmanson's senior officers to Ahmanson's financial performance and the total returns (price appreciation and dividends) generated for Ahmanson's stockholders. To this end, it is the Committee's policy to generally position senior officer salaries at median competitive levels and to rely on variable, performance-based incentives to play a significant role in determining total compensation. As a rule, Ahmanson's financial and stockholder return performance must exceed the median performance of other comparable financial institutions before executive total compensation exceeds median competitive practice.

  During 1995 the Committee reviewed external compensation data prepared by Hewitt Associates ("Hewitt"), a nationally recognized compensation consulting firm, as a basis for confirming the competitiveness of officer salaries and total compensation. The external data provided by Hewitt included information on base salary, annual cash compensation and annualized total compensation for other large, financially sound financial institutions including comparable-size regional banks. It is the Committee's view that this survey group represents the most appropriate reference point for establishing senior officer compensation levels within Ahmanson due to similarities in size and management challenge between Ahmanson and the group. The survey group includes, but does not consist solely of, the companies included in the peer group represented by the Standard & Poors Banks Composite Index on the stockholder return performance graph.

  The key components of Ahmanson's executive compensation program include base salary, an annual incentive plan tied to the annual performance of Ahmanson and the individual participant, and a long-term incentive program with earned awards payable in part in stock options and in part in cash, with payment based on Ahmanson's total stockholder return performance over a three-year period. In keeping with the Committee's policy of linking senior officer pay closely to performance, approximately 56 percent of the target total compensation of Ahmanson's senior officer group consists of variable, performance-based compensation delivered through the annual bonus and long-term incentive plans.

  As described earlier in this proxy statement, each of Ahmanson's executive officers is covered by an employment agreement which, among other things, specifies a minimum annual base salary for each officer. See "Employment Agreements" above. The Committee may, in its discretion, increase base salaries above the minimum level specified in the agreements, but, in the absence of cause, may not thereafter decrease salaries below those levels.

  Based on external compensation information provided by Hewitt, the current base salaries of Ahmanson's senior officer group as a whole fell approximately at the median base salaries of other comparable organizations. The target total compensation (the sum of base salary, the target annual incentive opportunity and the target value of long-term incentives) of the group falls approximately 14 percent below the market median.

  Under the 1993 Omnibus Budget Reconciliation Act ("OBRA"), income tax deductions of publicly-traded companies may be limited to the extent that total compensation (including base salary, annual and longer-term incentives, gains from stock option exercises and certain benefits) for certain executive officers exceeds $1 million. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made.

  It is the intent of the Committee to structure Ahmanson's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based" or are exempt for other reasons. However, Ahmanson may in limited circumstances pay compensation which is not deductible if sound management of Ahmanson so requires.

EXECUTIVE SHORT-TERM INCENTIVE PLAN

  Ahmanson's Executive Short-Term Incentive Plan for its senior officers provides for an annual cash award opportunity based on actual company performance compared to budgeted earnings per share, subject to reduction of actual awards at the discretion of the Compensation Committee.

  Target annual incentive awards are established for each participant ranging from 80 percent of base salary for the chief executive officer and from 10 percent to 70 percent of base salary for other officers. Actual payments may vary from zero percent to 200 percent of the target award based on the level of company performance achieved, subject to reduction at the discretion of the Compensation Committee. For 1995 threshold awards equal to 25 percent of the target award were available for achievement equal to 50 percent of budgeted earnings per share. Awards equal to 100 percent of the target award were available for achieving 100 percent of budgeted earnings per share.

  For 1995 Ahmanson's earnings per share performance exceeded 130 percent of budget, resulting in a formula payout of 200 percent of target, subject to reduction at the discretion of the Compensation Committee. The Compensation Committee reduced the maximum cash award to 140 percent of the target award and granted a limited number of restricted stock awards in lieu of cash with respect to 60 percent of the target award.

EXECUTIVE LONG-TERM INCENTIVE PLAN

  Ahmanson's Executive Long-Term Incentive Plan for its senior officers provides for an annual award opportunity, payable one-half in cash and one-half in stock options. The actual cash awards are based on Ahmanson's relative performance in total stockholder return ("TSR") over a three-year period compared to companies comprising the S&P 500 Index and the companies comprising the S&P Banks Composite Index.

  Similar to the annual incentive plan, cash target awards for each performance measurement period are established for each plan participant and range from 90 percent of base salary for the Chief Executive Officer and from 40 percent to 80 percent of base salary for other senior officers. Except for certain awards that may be adjusted downward only, actual payments under the plan may vary from zero percent to 150 percent of the target award. A threshold payment equal to 50 percent of the target award is available for achieving 40th percentile relative performance, while target awards are available for achieving 50th percentile TSR performance.

  For the 39 month performance cycle ended on December 31, 1995, Ahmanson's relative TSR performance equalled approximately the 57th percentile of the group. This performance resulted in a formula payout equal to approximately 116 percent of the target opportunity, subject to reduction at the discretion of the Compensation Committee. Half of this payout was made in the form of stock options granted in February 1996. Pursuant to amendments to the Executive Long-Term Incentive Plan in 1994, the timing of grants of stock options was changed from the end to the beginning of the performance measurement period. In March 1996 target cash awards were established and in November 1995 stock options were granted for the performance measurement period beginning January 1, 1996. The table captioned "Options Granted in Last Fiscal Year" reflects both the November 1995 and February 1996 grants under the Executive Long-Term Incentive Plan.

CEO COMPENSATION

  Mr. Rinehart's salary was not increased during 1995 and was last increased in October 1994. Based on the competitive data for comparable positions provided by Hewitt, Mr. Rinehart's base salary is approximately eight percent below the market median.

  For the year ending on December 31, 1994, Mr. Rinehart received 200 percent of his target opportunity under Ahmanson's annual incentive plan in the form of a cash payment of $851,200 and an award of 15,197 shares of restricted stock valued on the date of grant, without discounting for the effect of the restrictions, at $364,800. The aggregate award was entirely formula-based. In determining not to reduce Mr. Rinehart's annual incentive award from the formula-based amount, the Committee took into consideration his significant contributions to the financial and strategic actions taken to position Ahmanson for future success. Restrictions on the restricted stock will lapse in equal annual one-third installments beginning three years after the grant.

  For the 39 month performance measurement period ending on December 31, 1995, Mr. Rinehart received an award payment under Ahmanson's long-term incentive plan of $1,590,300 (116 percent of the target award) representing the amount generated by the plan formula based on Ahmanson's relative TSR performance over the period. Consistent with other plan participants, one-half of Mr. Rinehart's long-term incentive payment was provided in the form of a ten-year stock option, with an exercise price equal to the market price of Ahmanson's stock as of the date of grant. The translation of Mr. Rinehart's long-term incentive award payment into a stock option was determined by a growth model formula (which formula resulted in fewer options being granted than if the Black-Scholes option valuation model were used) that determines the cash-equivalent value of a stock option on the date of grant and that resulted in a grant of an option to purchase 138,036 shares.

  Pursuant to amendments to the Executive Long-Term Incentive Plan in 1994, the timing of grants of stock options was changed from the end to the beginning of the performance measurement period. In November 1995 Mr. Rinehart was granted an option to purchase 48,326 shares which, based on the growth model formula, is the cash-equivalent value of half of Mr. Rinehart's target award for the three-year performance period commencing January 1, 1996.

  The foregoing report has been approved by the following members of the Committee.

                                          Byron Allumbaugh
                                          Richard M. Bressler
                                          Lodwrick M. Cook
                                          Delia M. Reyes
                                          Elizabeth A. Sanders

  The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Ahmanson specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH


                             [CHART APPEARS HERE]


                                   1990  1991  1992  1993  1994   1995
                                   ----  ----  ----  ----  ----   ----
S&P Banks Composite Index          100   163   215   237   225    358
H.F. Ahmanson & Company            100   135   158   169   146    249
S&P 500 Index                      100   130   140   154   156    215



  The above stock performance graph illustrates Ahmanson's performance in total stockholder return over the period December 31, 1990 through December 31, 1995 relative to the Standard & Poors 500 Index and the Standard & Poors Banks Composite Index.

  Each line on the stock performance graph assumes that $100 was invested in Ahmanson's Common Stock and the respective indices on December 31, 1990. The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 31, 1995. The cumulative total return shown on the performance graph indicates historical results only and is not necessarily indicative of future results.

  In addition to the above indices, in its proxy statement for the 1995 Annual Meeting of Stockholders, Ahmanson presented stock performance information for a peer group of publicly-traded savings institutions which was used by Ahmanson in reviewing officer compensation. Ahmanson is discontinuing its presentation of stock performance information for this peer group in favor of the more commonly used Standard & Poor Banks Composite Index because this peer group is no longer used by Ahmanson in reviewing officer compensation.

  The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Ahmanson specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      PROPOSAL TO APPROVE AHMANSON'S 1996
                  NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

GENERAL INFORMATION

  Ahmanson's 1996 Nonemployee Directors' Stock Incentive Plan was adopted by the Board of Directors of Ahmanson in December 1995 (the "1996 Plan"). The purpose of the 1996 Plan is to provide incentives that will attract and retain highly competent persons as outside directors of Ahmanson by providing them with opportunities to acquire a proprietary interest in Ahmanson. The 1996 Plan provides for the grant of stock options which are not qualified as incentive stock options within the meaning of Section 422A of the Code ("Options") to any director of Ahmanson who is not an officer or employee of Ahmanson or any of its parent or subsidiary corporations (a "Nonemployee Director"). Subject to stockholder approval of the 1996 Plan, as of March 29, 1996 the following 11 directors were eligible to receive Options under the 1996 Plan: Byron Allumbaugh, Richard M. Bressler, David R. Carpenter, Phillip
D. Matthews, Richard L. Nolan, Delia M. Reyes, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz and William D. Schulte.

  The 1996 Plan is being submitted to the stockholders of Ahmanson for their approval at the Annual Meeting of Stockholders. The full text of the 1996 Plan is set forth as Appendix A to this Proxy Statement. The following summary description of the 1996 Plan is qualified in its entirety by reference to that text.

STOCK SUBJECT TO THE 1996 PLAN

  Under the 1996 Plan the aggregate number of shares of Ahmanson Common Stock which may be issued pursuant to Options is 400,000 shares, subject to proportionate adjustment in certain circumstances, including merger, consolidation, sale of all or substantially all the assets of Ahmanson, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares or other securities.

  The shares to be delivered under the 1996 Plan will be made available, at the discretion of the Board of Directors or administrative committee, either from authorized but unissued shares of Ahmanson Common Stock or from previously issued shares of Ahmanson Common Stock reacquired by Ahmanson, including shares purchased on the open market. If any Option granted under the 1996 Plan terminates for any reason or expires before such option is exercised in full, the shares covered by the unexercised portion of such Option may again be subject to an Option granted under the 1996 Plan.

ADMINISTRATION OF THE 1996 PLAN

  The 1996 Plan will be administered by the Board of Directors or such committee as the Board of Directors may appoint. The 1996 Plan provides that any committee authorized by the Board of Directors to administer the 1996 Plan must consist of three or more directors of Ahmanson who have not been eligible at any time within one year before appointment to such committee to receive an Option under the Plan.

  Under the 1996 Plan the administrative powers of the Board of Directors include (but are not limited to) authority (i) to construe the 1996 Plan and any agreements defining the rights and obligations of Ahmanson and the Nonemployee Directors under the 1996 Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the 1996 Plan, and (iii) to make all other determinations necessary or advisable for the administration of the 1996 Plan. Each Option granted under the 1996 Plan will be evidenced by an agreement (the "Option Agreement") signed by Ahmanson and by the Nonemployee Director grantee (the "Optionholder").

GRANT OF OPTIONS

  Initial and Annual Option Grants. Whenever any person becomes a Nonemployee Director of Ahmanson, such person will be granted automatically an Option (an "Initial Option"), the date of grant of which will be the date such person became a Nonemployee Director, to purchase 2,000 shares of Common Stock. In addition, on the first business day of each calendar year beginning in 1996 during the term of the 1996 Plan, each Nonemployee Director then in office will be granted automatically an Option (an "Annual Option"), the date of grant of which will be such date in January, to purchase 2,000 shares of Common Stock. Notwithstanding the above, no Nonemployee Director may receive in any calendar year more than one Option pursuant to these initial and annual grants.

  Deferred Fees Option Grants. Options will be granted automatically on the first business day of each calendar year to any Nonemployee Director who shall have filed with the Corporate Secretary of Ahmanson an election to receive an Option (a "Deferred Fees Option") in lieu of all or a specified portion of annual retainer fees to be earned in each succeeding calendar year (the "Plan Year"). The number of shares of Common Stock subject to the Option granted to such electing Nonemployee Director for each Plan Year will be equal to the nearer number of whole shares determined in accordance with the following formula:

          Annual Retainer or specified portion thereof        Number
          --------------------------------------------    =     of
                   50% of Fair Market Value                   Shares

  "Annual Retainer," as defined in the 1996 Plan, means the amount of fixed fees which the Nonemployee Director will be entitled to receive for serving as a director of Ahmanson in the relevant Plan Year, assuming no change in such compensation from that in effect as of the date in January on which the Option is granted, and will not include fees for attendance at meetings of the Board of Directors or any committee of the Board of Directors or for any other services to be provided to Ahmanson. The fair market value of the Common Stock will be determined as of the date of the grant. On March 21, 1996 the closing price of Ahmanson's Common Stock on the New York Stock Exchange was $24.375.

  Options Granted Prior to Stockholder Approval of the 1996 Plan. Options may be granted under the 1996 Plan prior to the Annual Meeting of Stockholders subject to approval of the 1996 Plan by the holders of a majority of the outstanding shares of Common Stock. On January 2, 1996 an Option to purchase 2,000 shares of Common Stock at an exercise price of $26.4375 per share was granted automatically pursuant to the 1996 Plan to each of the following Nonemployee Directors then in office: Messrs. Ahmanson, Allumbaugh, Black, Carpenter, Cook, Matthews, Nolan, Sanchez, Schmutz and Schulte and Mmes. Reyes and Sanders. However, none of these Options nor any other Options granted under the 1996 Plan, is exercisable unless the 1996 Plan is approved by the stockholders. The Options granted during 1996 subject to stockholder approval are set forth in the following table.

               1996 NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

                                                                       NUMBER OF
   NAME AND POSITION                                                    OPTIONS
   -----------------                                                   ---------
   Charles R. Rinehart
    Chairman of the Board and Chief Executive Officer.................     --
   Fredric J. Forster
    President and Chief Operating Officer.............................     --
   Kevin M. Twomey
    Senior Executive Vice President and
    Chief Financial Officer...........................................     --
   Anne-Drue M. Anderson
    Executive Vice President and Treasurer............................     --
   Madeleine A. Kleiner
    Executive Vice President and General Counsel......................     --
   Executive officers as a group......................................     --
   Non-executive officer directors as a group.........................  24,000
   Non-executive officer employees as a group.........................     --

TERMS AND CONDITIONS OF OPTIONS

  Exercise. Options may be exercised from time to time in accordance with the terms of the 1996 Plan and the applicable Option Agreement. No Initial or Annual Option may be exercised prior to the first anniversary of its date of grant, and no Deferred Fees Option may be exercised prior to the six month anniversary of its date of grant. No Option granted under the 1996 Plan may be exercised after ten years and one month from its date of grant. Except with respect to certain accelerating events described below, an Optionholder may not, until the end of the second year after the date of grant of an Initial or Annual Option or until the end of the first year after the date of grant of a Deferred Fees Option, purchase by exercise of such Option an aggregate of more than 50% of the total number of shares subject to such Option. After such dates an Optionholder may purchase all or any part of the shares not previously purchased under such Option Agreement until expiration of the Option.

  Purchase Price. The purchase price of Common Stock under each Initial or Annual Option will be equal to the fair market value of the Common Stock on the date of grant. The purchase price per share of Common Stock under each Deferred Fees Option will be equal to 50% of the fair market value per share of the Common Stock on the date of grant, so that upon grant the aggregate spread between the Option's exercise price and the value of the underlying Common Stock is equal to the amount of annual retainer fees the Nonemployee Director has elected to forego. Upon the exercise of an Option the purchase price will be payable in full in cash or its equivalent acceptable to Ahmanson. In the discretion of the Board of Directors or administrative committee, the purchase price may be paid by the assignment and delivery to Ahmanson of shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to Ahmanson in payment or partial payment of the purchase price will be valued at their fair market value on the exercise date.

  Accelerating Events. Each Option granted under the 1996 Plan that is not already exercisable will become immediately exercisable in full (i) for a period of three years after the date of termination or until the expiration of the stated term of the Option, whichever is shorter, if the Optionholder ceases to be a director by reason of his death, disability or "Normal Board Retirement" (as determined by the Board of Directors or administrative committee in accordance with the 1996 Plan); provided, however, that if an Optionholder dies or suffers a disability during said three-year period after Normal Board Retirement, such Option will remain exercisable in full for a period of three years after the date of such death or disability or until the expiration of the stated term of such Option, whichever period is shorter; and
(ii) until the expiration of the stated term of the Option, upon the occurrence of any "Change in Control," as such term is defined in the 1996 Plan.

  Termination of Directorship. If an Optionholder's services as a director terminate for reason other than death, disability or Normal Board Retirement, any portion of an Option held by such Optionholder which is not then exercisable will terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter. Notwithstanding the foregoing, if an Optionholder dies or suffers a disability during such three-month period, such Option may be exercised for a period of one year after the date of such Optionholder's death or disability or until the expiration of the stated term of such Option, whichever period is shorter, but only to the extent exercisable on the date of the Optionholder's death or disability.

  Transferability. Options are not transferable except upon death, by will or by operation of the laws of descent and distribution, and can be exercised during the director's lifetime only by such director except Participants may be permitted to designate beneficiaries to exercise Options after the Participant's death.

TERMINATION OR AMENDMENT OF THE 1996 PLAN

  The 1996 Plan provides that the Board of Directors may, at any time, amend, suspend or terminate the 1996 Plan; provided, however, that, except for the power of the Board of Directors to adjust the terms of the 1996 Plan in certain circumstances, no action by the Board of Directors without approval of the stockholders may change the class of persons eligible to participate in the 1996 Plan or increase the aggregate number of shares subject to the 1996 Plan. In addition, no amendment, suspension or termination of the 1996 Plan will, without the consent of the Optionholder, alter the terms of any Option outstanding under the 1996 Plan. Unless sooner terminated the 1996 Plan will terminate in January 2006, but such termination will not affect any Option previously granted.

FEDERAL TAX CONSEQUENCES

  The following statement is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the 1996 Plan.

  The grant of an Option under the 1996 Plan will not result in any taxable income to the Optionholder. When such an Option is exercised, an Optionholder subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, will recognize taxable income (and Ahmanson will be entitled to a deduction) on the earlier of the date of exercise or six months after the Option grant date on the excess of the fair market value of the shares on such date over the exercise price, unless, with respect to Options otherwise taxable six months after the Option grant date, he elects within thirty days of exercise, under Section 83(b) of the Code, to be treated like an Optionholder who is not subject to Section 16(b) as described below. Upon the exercise of an Option by an Optionholder not subject to Section 16(b), the Optionholder will recognize ordinary income (and Ahmanson will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise over the exercise price. Any gain or loss on the stock after the date upon which an Optionholder recognizes taxable income, as described above, is treated generally as capital gain or loss. Under current law ordinary income and capital gains are taxed at the same federal tax rate.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 PLAN.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP ("Peat Marwick"), the independent certified public accountants for Ahmanson and its subsidiaries in 1995, have been selected by the Board of Directors to continue to serve Ahmanson in that capacity for 1996. Representatives of Peat Marwick are expected to be present at the Annual Meeting of Stockholders to make a statement should they desire to do so and will be available to respond to appropriate questions which may be asked by stockholders.

  Peat Marwick performs both audit and non-audit professional services for and on behalf of Ahmanson and its subsidiaries. During 1995 the audit services included examination of the consolidated financial statements of Ahmanson, examination of the financial statements of subsidiaries of Ahmanson and a review of certain filings with the Securities and Exchange Commission and other regulatory agencies.

       STOCKHOLDER PROPOSAL FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

  Any eligible stockholder of Ahmanson wishing to have a proposal considered for inclusion in Ahmanson's 1997 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of Ahmanson on or before December 5, 1996 and satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934. The Board of Directors of Ahmanson will review new proposals received by that date from eligible stockholders and will determine whether such proposals will be included in its 1997 proxy solicitation materials. Generally a stockholder is eligible to present proposals if such stockholder has been for at least one year the record or beneficial owner of at least one percent or $1,000 in market value of securities entitled to be voted at the 1997 Annual Meeting of Stockholders and such stockholder continues to own such securities through the date on which the meeting is held.

                                  APPENDIX A

                           H. F. AHMANSON & COMPANY

               1996 NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

  1. Purpose of the Plan.

  The purpose of the 1996 Nonemployee Directors' Stock Incentive Plan of H. F. Ahmanson & Company is to provide incentives that will attract and retain highly competent persons as nonemployee directors of the Company by providing them with opportunities to acquire a proprietary interest in the Company by the grant to such persons of nonqualified Stock Options which may result in their ownership of Common Stock of the Company.

  2. Definitions.

  (a) "Act" means the Securities Act of 1933, as amended.

  (b) "Administrator" shall mean the Board or, if and to the extent the Board delegates any of its authority hereunder in accordance with Section 4(b) hereof, the Committee.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Committee" means a committee appointed by the Board to administer the Plan pursuant to Section 4(b) hereof.

  (e) "Common Stock" means the common stock, $0.01 par value, of the Company.

  (f) "Company" means H. F. Ahmanson & Company.

  (g) "Date of Grant" means the date determined as set forth in Section 6 or 7 hereof, as the case may be.

  (h) "Disability" means any medically determinable physical or mental impairment of a Participant, as determined by the Administrator, in its complete and sole discretion, which is expected to last for a period of at least 180 days, as a result of which such Participant is unable to engage in any substantial gainful activity. All determinations as to a Participant's disabled status or the date and extent of any disability shall be made by the Administrator upon the basis of such information as it deems necessary or desirable.

  (i) "Eligible Participant" means a Nonemployee Director.

  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (k) "Fair Market Value" on a given date means (i) the mean between the highest and lowest reported sales prices for the Common Stock on that date (or, if there were no such sales on that date, on the next most recent date on which there were such sales) as reported by the New York Stock Exchange (or, if the Common Stock is not then listed on the New York Stock Exchange, such other national securities exchange on which the Common Stock is then listed),
(ii) if the Common Stock is not then listed on a national securities exchange, the mean between the closing bid and asked price quotations for the Common Stock on that date (or if none on that date, on the next most recent date) as reported by The Nasdaq National Market or any successor thereto, or (iii) if the Common Stock is not then listed on a national securities exchange or The Nasdaq National Market, the mean between the closing bid and asked price quotations for the Common Stock on that date (or if none on that date, on the next most recent date) as reported by the National Association of Securities Dealers Automatic Quotation System or any successor thereto.

  (l) "Nonemployee Director" means a member of the Board who is not an officer or employee of the Company or any of its parent or subsidiary corporations at the time of determination.

  (m) "Normal Board Retirement" means, in conjunction with termination of a Participant's services as a member of the Board for any reason other than death or Disability, the determination of the Administrator or the Nominating Committee of the Board that such termination constitutes Normal Board Retirement. In the absence of such a determination, termination of a Participant's services as a member of the Board shall be deemed to be for reasons other than Normal Board Retirement.

  (n) "Option" or "Stock Option" means a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

  (o) "Option Agreement" means an option agreement signed by the Company and the Participant in such form and including such terms and conditions not inconsistent with the Plan as the Administrator may in its discretion from time to time determine.

  (p) "Participant" means any Eligible Participant who elects to receive Options pursuant to Section 6 or 7 hereof.

  (q) "Plan" means the 1996 Nonemployee Directors' Stock Incentive Plan as set forth herein, and as it may be amended from time to time.

  3. Shares of Common Stock Subject to the Plan.

  (a) Subject to the provisions of Section 3(c) and Section 9 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Options granted under the Plan will not exceed 400,000.

  (b) The shares to be delivered under the Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

  (c) Shares of Common Stock subject to an unexercised portion of any Stock Option granted under the Plan which expires or terminates or is canceled will again become available for the grant of further Options hereunder.

  4. Administration of the Plan.

  (a) The Plan shall, to the extent possible, be self-effectuating. The Plan will be administered by the Board. The Board is authorized and empowered to administer the Plan, which administration shall include (but is not limited to) authority to (i) construe and interpret the Plan and any agreements defining the rights and obligations of the Company and Participants under the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) further define the terms used in the Plan; (iv) determine the rights and obligations of Participants under the Plan; and (v) make all other determinations necessary or advisable for the administration of the Plan. Each Option granted under the Plan shall be evidenced by an Option Agreement.

  (b) The Board of Directors may, in its discretion, delegate any or all of its authority under the Plan to a committee consisting of three or more directors of the Company each of whom has not been eligible at any time within one year before appointment to such committee to receive an Option under the Plan, except the Board may not delegate the powers set forth in Section 9, 11(a), or 12 hereof or powers which, under applicable law, are nondelegable.

  (c) No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Option under it, including, without limitation, adjustments pursuant to Section 9. In making determinations under the Plan, the Board or the Committee may obtain and may rely upon the advice of independent counsel and accountants and other advisors to the Company. No member of the Board or the Committee, nor an officer of the Company shall be liable for any such action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder.

  5. Participation.

  Options shall be granted to each Nonemployee Director exclusively in accordance with the provisions set forth in Section 6 and 7 hereof.

  6. Automatic Option Grants.

  (a) Whenever any person shall become a Nonemployee Director, there shall be granted automatically (without any action by the Administrator) a Stock Option (the Date of Grant of which shall be the date such person shall have become a Nonemployee Director) to such person to purchase 2,000 shares of Common Stock (subject to adjustment pursuant to Section 9 hereof).

  (b) On January 2 (or if January 2 is not a business day, on the next succeeding business day) in each calendar year after 1995 during the term of the Plan, there shall be granted automatically (without any action by the Administrator) a Stock Option (the Date of Grant of which shall be such date in January) to each Nonemployee Director then in office to purchase 2,000 shares of Common Stock (subject to adjustment pursuant to Section 9 hereof).

  (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no Nonemployee Director shall receive more than one Stock Option under this
Section 6 in any calendar year.

  7. Deferred Fees.

  (a) Grants. Subject to Section 12 hereof, Stock Options shall be granted automatically (without any action by the Administrator) on January 2 (or if January 2 is not a business day on the next succeeding business day in each calendar year) to any Nonemployee Director who irrevocably elects, in accordance with this Section 7, to receive all or a specified percentage of all annual retainer fees to be earned in all future years in the form of a Stock Option. The Date of Grant of each such Stock Option shall be the applicable date in January. Such Stock Option shall be awarded pursuant to such irrevocable election in lieu of all or a specified percentage of the annual retainer fees to be earned in each succeeding calendar year ("Plan Year") after the date of such election. Any Nonemployee Director wishing to make such an irrevocable election shall file such election with the Secretary of the Company on or before such date as the Company or its counsel determines is necessary to comply with applicable laws and regulations. Such elections, including the percentage, if any, of annual retainer fees specified therein, shall be irrevocable for the entire term served by each Nonemployee Director; provided that such election shall be irrevocable only to the extent required under Rule 16b-3 under the Exchange Act.

  (b) Option Formula. Subject to adjustment pursuant to Section 9 hereof, the number of shares of Common Stock subject to the Stock Option granted to such electing Nonemployee Director shall be equal to the nearest number of whole shares determined in accordance with the following formula:

   Annual Retainer or percentage thereof
   -------------------------------------   =  Number of Shares
         50% of Fair Market Value

"Annual Retainer" means the amount of fixed fees which the Nonemployee Director of the Company will be entitled to receive for serving as a director of the Company in the relevant Plan Year, assuming no change in such compensation from that in effect as of the date in January on which the Stock Option is granted, and shall not include fees for attendance at meetings of the Board or any committee of the Board or for any other services to be provided to the Company. Fair Market Value shall be determined as of the Date of Grant.

  8. Terms and Conditions of Stock Options.

  (a) Purchase Price. The purchase price of Common Stock under each Stock Option granted under Section 6 will be equal to the Fair Market Value of the Common Stock on the Date of Grant. The purchase price per share of Common Stock under each Stock Option granted under Section 7 will be equal to 50% of the Fair Market Value of the Common Stock on the Date of Grant.

  (b) Exercise Period. Stock Options may be exercised from time to time in accordance with the terms of the applicable Option Agreement and this Section
8. No Stock Option granted pursuant to Section 6 hereof shall be exercised prior to the first anniversary of its Date of Grant. No Option granted pursuant to Section 7 hereof shall be exercised prior to six months after its Date of Grant. Notwithstanding anything to the contrary in the Plan or any Option Agreement hereunder, no Option granted hereunder shall be exercised after ten years and one month from its Date of Grant.

  (c) Payment of Purchase Price. Upon the exercise of a Stock Option, the purchase price will be payable in full in cash or its equivalent acceptable to the Company. In the discretion of the Administrator, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

  (d) No Fractional Shares. No fractional shares will be issued pursuant to the exercise of a Stock Option nor will any cash payments be made in lieu of fractional shares.

  (e) Exercisability. Except as provided in the Option Agreement for any Option granted hereunder or subsection (f) or (g) hereof, a Participant may not, until the end of the second year after the Date of Grant of an Option granted under Section 6 hereof or until the end of the first year after the Date of Grant of an Option granted under Section 7 hereof, purchase by exercise of such Option an aggregate of more than 50% of the total number of shares subject to such Option. At any time on or after the second anniversary of such Date of Grant with respect to Options granted under Section 6 hereof or the first anniversary of the Date of Grant with respect to Options granted under Section 7 hereof until such Option expires or terminates, a Participant may purchase all or any part of the shares that he theretofore failed to purchase under such Option Agreement.

  (f) Termination of Directorship. If a Participant's services as a member of the Board terminate by reason of death, Disability or Normal Board Retirement, an Option granted hereunder held by such Participant shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full for the remaining number of shares of Common Stock subject to such Option for three years after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if a Participant dies or suffers a Disability during said three-year period after Normal Board Retirement such Option shall remain exercisable in full for a period of three years after the date of such death or Disability or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate. If a Participant's services as a member of the Board terminate for any other reason, any portion of an Option granted hereunder held by such Participant which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate provided, however, that if a participant dies or suffers a Disability during such three-month period, such Option may be exercised for a period of one year after the date of such Participant's death or Disability or until the expiration of the stated term of such Option, whichever period is shorter, in accordance with its terms, but only to the extent exercisable on the date of the Participant's death or Disability.

  (g) Change in Control. Notwithstanding any other provisions of the Plan, upon any Change in Control (as hereinafter defined in this Section 8) the unexercised portion of a Stock Option granted hereunder shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full during the remainder of its term without regard to any limitations of time or amount otherwise contained in the Plan. The term "Change in Control" shall mean:

    (i) any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) becomes the beneficial owner (as such term is used in
  Section 13(d)(1) of the Exchange Act) directly or indirectly of securities representing at least 25% of the combined voting power of the then outstanding securities of the Company; or

    (ii) during any period of thirty-six (36) consecutive months (whether commencing before or after the effective date of this Plan), individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of a least two-thirds of the directors then still in office who were directors at the beginning of the period; or

    (iii) any merger, consolidation, combination, reorganization, sale, lease or exchange or issuance or delivery of stock or other securities, or reverse stock split, exchange, liquidation or dissolution which is referred to in paragraph (b) of Article TWELFTH of the Company's Restated Certificate of Incorporation as in effect on the effective date of the Plan and notwithstanding any repeal, amendment or other modification of said Article TWELFTH that may hereafter be made (hereinafter called a "Transaction"), or the approval by the stockholders of the Company (or if such stockholder approval is not required, the approval by the Board) of a Transaction; provided, however, that the term "Transaction" shall not include any transaction described in either proviso set forth at the end of said paragraph (b); and provided further, that the last paragraph of said Article TWELFTH is hereby incorporated herein by this reference; or

    (iv) the approval by the stockholders of the Company of any plan or proposal for the Company to be Acquired (as defined below) or for the liquidation or dissolution of the Company.

For purposes of this Section 8, the Company shall be considered to be "Acquired" only if the owners of its voting securities immediately prior to the effective date of any transaction referred to in Section 9(b) below will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of the Company or the entity that then owns, directly or indirectly, the Company or all or substantially all its assets.

  9. Adjustment Provisions.

  (a) Subject to Section 9(b), if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in
(i) the maximum number and kind of shares or other securities provided in
Section 3(a), (ii) the number and kind of shares or other securities subject to the then-outstanding Stock Options, (iii) the price for each share or other unit of any other securities subject to then-outstanding Stock Options without change in the aggregate purchase price or value as to which such Stock Options remain exercisable and (iv) the number, kind and price of shares or other securities to be granted pursuant to Section 6 and 7 hereof.

  (b) Notwithstanding the provisions of Section 9(a) and subject to the provisions of Section 8(g) hereof, upon dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or as a result of which the outstanding Common Stock is converted into or exchanged for cash or securities of another issuer or both, or upon the sale of all or substantially all the assets of the Company, all restrictions applicable to the exercise of outstanding Stock Options shall continue in full force and effect and provision shall be made in connection with such transaction for the continuance of the Plan and the assumption of the outstanding Stock Options by or the substitution for such Stock Options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof or the Company, with appropriate and proportionate adjustment in (i) the number and kind of shares or other securities or cash or other property subject to such Stock Options and (ii) the price for each share or other unit of any other securities or cash or other property subject to such Stock Options without change in the aggregate purchase price or value as to which such Stock Options remain exercisable; provided, however, that if no public market exists for the Common Stock or the other securities or property which would be subject to such Stock Options after consummation of such transaction, such Stock Options shall be converted into the right to receive, upon exercise thereof, an amount of each equal to the amount determined by the Administrator to be the fair market value on the effective date of such transaction of the stock, other securities, cash and other property that a share of Common Stock is entitled to receive, or into which it is converted, pursuant to such transaction.

  (c) Adjustments under Sections 9(a) and 9(b) will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive in the absence of manifest error or arbitrary action. No fractional interest will be issued under the Plan on account of any such adjustments.

  10. General Provisions.

  (a) The grant of any Stock Option under the Plan may also be subject to such other provisions (whether or not applicable to the Stock Option awarded to any other Participant) as the Administrator determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements and to such approvals by any regulatory or governmental agency which may be necessary or advisable in connection therewith.

  In connection with the administration of the Plan or the grant of any Award, the Administrator may impose such further limitations or conditions as in its opinion may be required or advisable to satisfy, or secure the benefits of, applicable regulatory requirements (including those rules promulgated under Section 16 of the Exchange Act or those rules that facilitate exemption from or compliance with the Act or the Exchange Act), the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares.

  (b) No person shall be entitled to the privileges of stock ownership in respect of shares of stock which are subject to Options hereunder until such person shall have become the holder of record of such shares.

  (c) No fewer than fifty shares may be purchased at one time pursuant to any Stock Option unless the number purchased is the total number at the time available for purchase under the Stock Option.

  (d) Options shall not be transferable by the Participants other than by will or the laws of descent and distribution, and during the lifetime of a Participant shall be exercisable only by such Participant, except that to the extent permitted by applicable law, and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, the Administrator may permit a Participant to designate in writing during his lifetime a beneficiary to receive and exercise Options in the event of such Participant's death. Following the death of a Participant, Options held by such Participant shall be exercisable, in accordance with their terms, by such designated beneficiary or, if no such beneficiary has been designated, by the Participant's estate or by the person or persons who acquire the right to exercise it by bequest or inheritance. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, an Option granted hereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no rights to the purported transferee, and shall at the sole discretion of the Administrator result in forfeiture of such Option with respect to the shares involved in such attempt.

  (e) The Plan and all Stock Options granted under the Plan and the documents evidencing Stock Options shall be governed by, and construed in accordance with, the laws of the State of Delaware.

  11. Amendment and Termination.

  (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the stockholders of the Company, except as provided in Section 9 of the Plan:

    (i) Change the class of persons eligible to receive Stock Options under the Plan; or

    (ii) Increase the number of shares of Common Stock subject to the Plan.

  (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Stock Option previously granted under the Plan.

  12. Effective Date of Plan and Duration of Plan.

  This Plan will become effective upon the adoption by the Board subject to approval by the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders of the Company held after such Board adoption. Any Options granted hereunder prior to approval of the Plan by the stockholders shall be granted subject to such approval and may not be exercised or realized, nor may Common Stock be irrevocably transferred to any Participant, until and unless such approval has occurred and the provisions of Section 10(a) have been satisfied. Unless previously terminated, the Plan will terminate ten years and one month after adoption by the Board, but such termination shall not affect any Stock Option previously made or granted.

P R O X Y

                           H. F. AHMANSON & COMPANY

                     Proxy Solicited By Board of Directors

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 4, 1996, and hereby appoints Byron Allumbaugh, Richard M. Bressler, Fredric J. Forster and Charles R. Rinehart, and each of them, acting by a majority or by one of them if only one is acting, with power of substitution, the agent and proxy of the undersigned to vote the shares of common stock of H. F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on May 13, 1996, and at any adjournment or postponement thereof, with respect to the following:

1. Election of directors:                          (change of address/comments)
   Nominees--Byron Allumbaugh, Harold A. Black,    ____________________________
   Richard M. Bressler, David R. Carpenter,        ____________________________
   Fredric J. Forster, Phillip D. Matthews,        ____________________________
   Richard L. Nolan, Della M. Reyes,               ____________________________
   Charles R. Rinehart, Frank M. Sanchez,          ____________________________
   Elizabeth A. Sanders, Arthur W. Schmutz and ____________________________ William D. Schulte.

                                                   (If you have written in the
                                                   above space, please mark
                                                   the corresponding box on
                                                   the reverse side of this
                                                   card.)

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IN      ------------
THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED FOR        SEE REVERSE
THE NOMINEES FOR DIRECTOR NAMED ABOVE AND FOR PROPOSAL 2.            SIDE
                                                                  ------------

[X] Please mark your                                                       1144
    votes as in this
    example.
- - --------------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR Directors and proposal 2.
- - --------------------------------------------------------------------------------
                  FOR  WITHHELD                           FOR  AGAINST  ABSTAIN
1. Election of    [_]    [_]     2. To consider and       [_]    [_]     [_]
   Directors.                       vote upon a proposal
   (see reverse)                    to approve Ahmanson's
                                    1996 Nonemployee
For, except vote withheld from      Directors' Stock
the following nominee(s):           Incentive Plan.

_______________________________  3. In their discretion, the Proxies are authorized to vote upon such other
                                    business as may properly come before such
                                    meeting or any adjournment thereof.
- - --------------------------------------------------------------------------------


                                                               Change   [_]
                                                                 of
                                                              Address/
                                                              Comments

SIGNATURE(S) ______________________  DATE ______________________

NOTE: Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

P R O X Y
                              Voting Instructions

                           H. F. AHMANSON & COMPANY

                        The Ahmanson Advantage Account

                     Proxy Solicited By Board of Directors

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 4, 1996, and hereby appoints Bankers Trust Company, as trustee of The Ahmanson Advantage Account, (the "Plan"), to vote in person or by proxy all shares of common stock of H.F. Ahmanson & Company, a Delaware corporation ("Ahmanson") allocated to any accounts of the undersigned under the Plan at the Annual Meeting of Stockholders to be held on May 13, 1996, and at any adjournment or postponement thereof, with respect to the following:

1. Election of directors:                          (change of address/comments)
   Nominees--Byron Allumbaugh, Harold A. Black,    ____________________________
   Richard M. Bressler, David R. Carpenter,        ____________________________
   Fredric J. Forster, Phillip D. Matthews,        ____________________________
   Richard L. Nolan, Della M. Reyes,               ____________________________
   Charles R. Rinehart, Frank M. Sanchez,
   Elizabeth A. Sanders, Arthur W. Schmutz and
   William D. Schulte.
                                                   (If you have written in the
                                                   above space, please mark
                                                   the corresponding box on
                                                   the reverse side of this
                                                   card.)

THE TRUSTEE WILL VOTE AS DIRECTED ON THE REVERSE SIDE. IF         ------------
THESE VOTING INSTRUCTIONS ARE NOT RETURNED BY MAY 9, 1996,        SEE REVERSE
OR IN THE ABSENCE OF ANY EXPRESSED DIRECTION, THE TRUSTEE             SIDE
WILL VOTE FOR THE NOMINEES FOR DIRECTOR NAMED ABOVE AND           ------------
FOR PROPOSAL 2.

[X] Please mark your                                                       1951
    votes as in this
    example.
- - --------------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR Directors and proposal 2.
- - --------------------------------------------------------------------------------
                  FOR  WITHHELD                           FOR  AGAINST  ABSTAIN
1. Election of    [_]    [_]     2. To consider and       [_]    [_]     [_]
   Directors.                       vote upon a proposal
   (see reverse)                    to approve Ahmanson's
                                    1996 Nonemployee
For, except vote withheld from      Directors' Stock
the following nominee(s):           Incentive Plan.

_______________________________  3. In their discretion, the Proxies are authorized to vote upon such other
                                    business as may properly come before such
                                    meeting or any adjournment thereof.
- - --------------------------------------------------------------------------------




                                                               Change   [_]
                                                                 of
                                                              Address/
                                                              Comments

SIGNATURE(S) ______________________  DATE ______________________

NOTE: Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.